Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-126827) and Form F-3 (No. 333-231344) of Grupo Televisa, S.A.B. of our report dated April 30, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers, S.C.

/s/ Claudia Stela Guzmán Reyes
C.P.C. Claudia Stela Guzmán Reyes
Audit Partner
Mexico City, Mexico
April 30, 2020